Exhibit 4.2

WARRANT AGREEMENT

dated as of September 28, 2016

between

Digital Turbine, Inc. and

U.S. Bank National Association
as Warrant Agent

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Table of Contents

(continued)

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Table of Contents

(continued)

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WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) dated as of September 28, 2016 is between Digital Turbine, Inc., a corporation organized under the laws of Delaware (the “Company”), and U.S. Bank National Association (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the Convertible Note Initial Purchaser Agreement (as may be amended, modified or supplemented in accordance with its terms, the “Initial Purchaser Agreement”) dated as of September 23, 2016, by and between BTIG, LLC (the “Initial Warrantholder”) and the Company, the Company has agreed to issue to the Initial Warrantholder an aggregate initial Number of Warrants (as defined below) issued hereunder equal to 4,105,600 warrants together with an additional 250,000 warrants issued to the Initial Purchaser, each of which is exercisable for one share of Common Stock (as defined below);

WHEREAS, this Warrant Agreement is the Warrant Agreement referenced in the Initial Purchaser Agreement; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.         Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“Adjustment Event” has the meaning set forth in Section 4.07.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing

“Agent Members” has the meaning set forth in Section 2.06(b).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Warrant or any beneficial interest therein, the rules and procedures of the Depositary for such Warrant, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

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“Approved Stock Plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by the Board of Directors or a duly authorized committee or delegee thereof, of shares of Common Stock, options to purchase Common Stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its Subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the Principal Market. For clarity, the Company’s 2011 Equity Incentive Plan, as amended to date, and all shares issued and issuable thereunder now or in the future, is included as an Approved Stock Plan.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the Warrantholder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Warrantholder or any of the foregoing, and (iii) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Warrantholder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject, collectively, the Warrantholder and all other Attribution Parties to the Maximum Percentage.

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Authorized Share Allocation” has the meaning set forth in Section 4.11(a).

“Authorized Share Failure” has the meaning set forth in Section 4.11(b).

“Black Scholes Value” means the value of the unexercised portion of a Warrant remaining, which value shall be determined by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and shall be calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share of Common Stock equal to the greater of (1) the weighted average Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the public announcement of the applicable Fundamental Transaction and ending on the third Trading Day immediately prior to the date of the consummation of the applicable Fundamental Transaction (provided, however, that if the consummation of the applicable Fundamental Transaction occurs prior to any public announcement of the applicable Fundamental Transaction, then such period shall be the twenty (20) Trading Day period immediately preceding the third Trading Day prior to the consummation of the applicable Fundamental Transaction) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the first Business Day immediately following the period referenced in the foregoing clause (i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to seven years, (iv) a zero cost of borrowing, (v) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction or (B) the consummation of the applicable Fundamental Transaction and (vi) such other assumptions as may be determined by such independent investment bank.

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“Board of Directors” means the board of directors of the Company or any authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Warrant Agent is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” or “$” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Date” has the meaning given thereto in the Initial Purchaser Agreement.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the Nasdaq Capital Market, or if the Common Stock or such other security is not listed on the Nasdaq Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price. The Closing Sale Price will be determined without regard to pre-open or after hours trading outside of such regular trading session.

If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 4 hereof, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the Company’s common stock, par value $0.0001 per share as such stock may be constituted from time to time.

“Company Order” means a written order signed in the name of the Company by its president, chief executive officer, chief financial officer, treasurer, an assistant treasurer, or controller, and delivered to the Warrant Agent.

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“Current Market Price” means, in connection with a dividend, issuance or distribution, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the Nasdaq Capital Market, or if the Common Stock or such other security is not listed on the Nasdaq Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, on Bloomberg page “[APPS <equity> AQR]”, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors. If the Common Stock is not traded on the Nasdaq Capital Market or any U.S. national securities exchange or quotation system, the Current Market Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Company’s Board of Directors.

“Daily VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[APPS <equity> AQR]” (or any successor thereto if such page it not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Determination Date” has the meaning set forth in Section 4.08.

“Excess Shares” has the meaning set forth in Section 3.09(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” has the meaning set forth in Section 3.08(a).

“Exchange Cap Allocation” has the meaning set forth in Section 3.08(a).

“Exchange Cap Allocation Increase” has the meaning set forth in Section 3.08(b).

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“Exchange Cap Share Cancellation Amount” has the meaning set forth in Section 3.08(b).

“Exchange Cap Shares” has the meaning set forth in Section 3.08(b).

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Qualified Financing” means the sale by the Company of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, provided that a Qualified Financing shall not include any of the following issuances by the Company: (i) shares of Common Stock or options to purchase Common Stock issued to directors, officers, employees of or consultants to the Company or its Subsidiaries for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Warrantholders; (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Issue Date, provided that the conversion price of any such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the Issue Date and are not amended after the Issue Date, none of such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Warrantholders; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; (iv) the shares of Common Stock issuable upon exercise of the Warrants; and (v) shares of Common Stock, options, warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by the Board of Directors of the Company, (y) the purchaser or acquirer of such shares of Common Stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing Persons, and (z) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by the Company (as applicable).

“Exercise Date” has the meaning set forth in Section 3.02(b).

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“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit D hereto.

“Exercise Price” means initially $1.364 per Warrant, subject to adjustment pursuant to Article 4.

“Expiration Date” means September 23, 2020.

“Freely Tradable” means, with respect to any Warrants, that such Warrants are eligible to be sold by a Person who is not an “affiliate” of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months either (1) without any volume or manner of sale restrictions under the Securities Act or (2) because a registration statement under the Securities Act with respect to the resale of such Notes has been declared effective under the Securities Act.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit G.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Full Physical Share Amount in exchange for payment by the Warrantholder of the Exercise Price.

“Full Physical Share Amount” has the meaning set forth in Section 3.03(b).

“Fundamental Transaction” has the meaning set forth in Section 4.09(a).

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form in the name of a Depositary or a nominee thereof.

“Global Warrant Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Initial Purchaser Agreement” has the meaning set forth in the Recitals.

“Initial Warrantholder” has the meaning set forth in the Recitals.

“Maximum Percentage” has the meaning set forth in Section 3.09.

“Net Share Amount” has the meaning set forth in Section 3.03(c).

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any Cash payment therefor.

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“Net Share Settlement Price” means, as of any date, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days prior to the date of determination of the Net Share Settlement Price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the Nasdaq Capital Market, or if the Common Stock or such other security is not listed on the Nasdaq Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, on Bloomberg page “[APPS <equity> AQR]”, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors. If the Common Stock is not traded on the Nasdaq Capital Market or any U.S. national Securities exchange or quotation system, the Net Share Settlement Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such prices shall be reasonably determined in good faith by the Company’s Board of Directors.

If during a period applicable for calculating Net Share Settlement Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 4 hereof, the Net Share Settlement Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Notes” means the 8.75% convertible notes due September 23, 2020 issued under the Initial Purchaser Agreement.

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate), subject to adjustment pursuant to Article 4.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any of the Vice Presidents of the Company, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company.

“Officers’ Certificate” means a certificate signed (a) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (b) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, and delivered to the Warrant Agent.

“Open of Business” means 9:00 a.m., New York City time.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

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“Principal Market” means, as of the date hereof, the Nasdaq Capital Market or from time to time the principal national securities exchange or over-the-counter market where the Common Stock is then traded.

“Record Date” means the date fixed for determination of holders of Common Stock entitled to receive Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reduction Shares” has the meaning set forth in Section 3.09(b).

“Registrar” has the meaning set forth in Section 2.05.

“Required Reserve Amount” has the meaning set forth in Section 4.11(a).

“Reported Outstanding Share Number” has the meaning set forth in Section 3.09.

“Resale Restriction Termination Date” means the later of (1) the date that a registration statement under the Securities Act with respect to the Warrants and beneficial interests therein has become effective; and (2) such other date as may be required by applicable law.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B hereto.

“Restricted Warrants Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant.

“Subsidiary” with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Entity” has the meaning set forth in Section 4.08(c).

“Trading Day” means (i) if the applicable security is listed on the Nasdaq Capital Market, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

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“Transfer Agent” means the Company’s transfer agent for the Common Stock.

“Trigger Event” has the meaning set forth in Section 4.03.

“VWAP Market Disruption Event” means (a) the relevant stock exchange fails to open for trading or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means (a) a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the relevant stock exchange or (b) if the Common Stock (or any other security for which a Daily VWAP must be determined) is not listed or traded on any exchange or other market, a Business Day.

“Warrant” means a warrant of the Company exercisable for one share of Common Stock as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” means U.S. Bank National Association, in its capacity as warrant agent hereunder.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Register” has the meaning set forth in Section 2.05.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01.         Issuance of Warrants. The Warrants shall initially be issued in the form of a permanent Global Warrant in registered form in substantially the form set forth in this Article. The initial aggregate Number of Warrants will be equal to 4,105,600 warrants together with an additional 250,000 warrants issued to the Initial Purchaser (such Number of Warrants subject to adjustment from time to time as described herein). All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

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Section 2.02.         Execution and Authentication of Warrants. (a) At any time and from time to time after the execution and delivery of this Warrant Agreement, the Company may execute and deliver a Global Warrant, together with an Authentication Order with respect thereto, evidencing the initial aggregate Number of Warrants, to the Warrant Agent. The Warrant Agent shall, upon receipt of such Global Warrant and Authentication Order, authenticate and deliver such Global Warrant as provided in this Warrant Agreement and not otherwise. Each Warrant shall be dated the date of its authentication.

(b)          Warrants shall be executed on behalf of the Company by any Officer of the Company and attested by its secretary or any one of its assistant secretaries. The signature of any of these officers on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(c)          Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(d)          No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03.         Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit D hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.04.         Transfer Restrictions and Legends.

(a)          Restricted Warrants.

(i)          Every Warrant (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon exercise thereof) that bears, or that is required under this Section 2.04 to bear, the Restricted Warrants Legend, will be deemed to be a “Restricted Warrant.” Each Restricted Warrant will be subject to the restrictions on transfer set forth in this Warrant Agreement (including in the Restricted Warrants Legend) and will bear the restricted CUSIP number for the Warrants unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Warrantholder of a Restricted Warrant, by such Warrantholder’s acceptance of such Restricted Warrant, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Warrant.

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(ii)         Until the Resale Restriction Termination Date, the Warrants may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a Warrantholder except (A) pursuant to a registration statement that has become effective under the Securities Act or (B) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

(iii)        In addition, until the Resale Restriction Termination Date, any Warrant that is purchased or owned by the Company or any “affiliate” thereof (as defined under Rule 144 under the Securities Act) may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants no longer being “restricted securities” (as defined in Rule 144 under the Securities Act).

(iv)        On and after the Resale Restriction Termination Date, any Warrant (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the exercise thereof) will bear the Restricted Warrants Legend at any time the Company reasonably determinates that, to comply with law, such Warrant (or such securities issued in exchange for or substitution of a Warrant) must bear the Restricted Warrants Legend.

(b)          Restricted Common Stock.

(i)          Every share of Common Stock that bears, or that is required under this Section 2.04 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Warrant Agreement and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Warrantholder of Restricted Stock, by such Warrantholder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)         Until the Resale Restriction Termination Date, the shares of Common Stock issued to a Warrantholder upon exercise of a Warrant may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by such Warrantholder except (A) pursuant to a registration statement that has become effective under the Securities Act or (B) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

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(iii)        On and after the Resale Restriction Termination Date, any share of Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend, but shall not otherwise bear the Restricted Stock Legend; provided, however, that in connection with any sale, assignment or transfer of any shares of Common Stock that are eligible to be sold, assigned or transferred under Rule 144, it shall be sufficient for the Warrantholder of such Common Stock to provide the Company with reasonable assurances that such Common Stock are eligible for sale, assignment or transfer under Rule 144 and will be resold prior to the filing of the earliest of the Company’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, and need not provide an opinion of such Warrantholder’s counsel.

Section 2.05.         Registration of Transfer, Exchange and Substitution. (a) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. The Warrant Agent his hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Warrants and transfers of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b)          A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in the form annexed to Exhibit D hereto, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. Such Warrantholder will also provide a written certificate (substantially in the form of Exhibit E hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Warrants. The Warrant Agent shall be entitled to conclusively rely upon any such certification in connection with the transfer of a Warrant hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c)          Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

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(d)          When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent, upon receipt of an Authentication Order, shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

Section 2.06.         Global Warrants.

(a)          Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit C hereto (the “Global Warrant Legend”).

(b)          So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(c)          Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(d)          Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with the rules and procedures of the Depositary.

(e)          The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

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Section 2.07.         Expiration of Restrictions.

(a)          Any Warrants as to which such restrictions on transfer shall no longer be applicable in accordance with their terms such that they can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the Warrant Certificates representing such Warrants for exchange pursuant to Section 2.05 in accordance with the procedures of the Warrant Agent (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the Warrant Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new Warrant Certificate for a like Number of Warrants, which shall not bear such Restricted Warrants Legend.

(b)          Any such shares of Common Stock as to which such restrictions on transfer shall no longer be applicable in accordance with their terms such that the shares of Common Stock can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the Transfer Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear such Restricted Stock Legend.

(c)          Global Warrants; Resale Restriction Termination Date.

(i)          If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Warrants are represented by a Global Warrant that is a Restricted Warrant (any such Global Warrant, a “Restricted Global Warrant”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Warrant for beneficial interests in Global Warrants that are not subject to the restrictions set forth in the Restricted Warrants Legend and in Section 2.04 hereof.

(ii)         To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s exchange process at least 15 days immediately prior to the Resale Restriction Termination Date and (B) deliver to each of the Warrant Agent and the Registrar a duly completed Free Transferability Certificate, promptly after the Resale Restriction Termination Date.

(A)         Immediately upon receipt of the Free Transferability Certificate by each of the Warrant Agent and the Registrar the Restricted Warrants Legend will be deemed removed from each of the Global Warrants specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Warrants and deemed replaced with an unrestricted CUSIP number.

(B)         Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Warrants to indicate that the Warrants are no longer Restricted Warrants and are now identified by an unrestricted CUSIP number.

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(iii)        Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Warrant Agent will comply with the Applicable Procedures and the Company will use reasonable efforts to cause each Global Warrant to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Warrant Agent and the Registrar or as promptly as possible thereafter (and the Warrant Agent will reasonably cooperate with the Company in connection with such efforts).

(iv)        Notwithstanding anything to the contrary in Sections 2.07(c)(i), (ii) and (iii), the Company will not be required to deliver the Free Transferability Certificate if, in the written opinion of counsel, removal of the Restricted Warrants Legend or the changes to the CUSIP numbers for the Warrants could result in or facilitate transfers of the Warrants in violation of applicable law.

Section 2.08.         Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 2.08, Certificated Warrants and beneficial interests in Global Warrants may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Warrant Register.

(ii)         All Warrants issued upon any registration of transfer or exchange in accordance with this Warrant Agreement will be the valid obligations of the Company, evidencing the same equity, and entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon such registration of transfer or exchange.

(iii)        No service charge will be imposed on any Warrantholder of a Certificated Warrant or any owner of a beneficial interest in a Global Warrant for any exchange or registration of transfer, but each of the Company, the Warrant Agent or the Registrar may require such Warrantholder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)        Unless the Company specifies otherwise, none of the Company, the Warrant Agent, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Warrant (i) that has been exercised and surrendered or (ii) as to which a notice has been delivered in connection with a Fundamental Transaction pursuant to Section 4.09(c) and not withdrawn, in each case, except to the extent any portion of such Warrant is not subject to the foregoing.

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(v)         The Warrant Agent will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Warrant Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Warrant Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)          In General; Transfer and Exchange of Beneficial Interests in Global Warrants. So long as the Warrants are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.08(c):

(i)          all Warrants will be represented by one or more Global Warrants;

(ii)         every transfer and exchange of a beneficial interest in a Global Warrant will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Warrant Agreement (including the restrictions on transfer set forth in Section 2.04); and

(iii)        each Global Warrant may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)          Transfer and Exchange of Global Warrants.

(i)          Notwithstanding any other provision of this Warrant Agreement, each Global Warrant will be exchanged for Certificated Warrants if the Depositary delivers notice to the Company that:

(A)         the Depositary is unwilling or unable to continue to act as Depositary; or

(B)         the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Warrant Agent and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Warrant will be deemed surrendered to the Warrant Agent for cancellation, and the Warrant Agent will cause each Global Warrant to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.02, will promptly execute, and, upon receipt of an Authentication Order, the Warrant Agent will, in accordance with Section 2.02, will promptly authenticate and deliver, for each beneficial interest in each Global Warrant so exchanged, an aggregate amount of Warrants of Certificated Warrants equal to the aggregate amount of Warrants of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Certificated Warrants are required to bear under Section 2.04

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(ii)         In addition, if the Company, in its sole discretion, determines that any Global Warrant will be exchangeable for Certificated Warrants, any owner of a beneficial interest in a Global Warrant may exchange such beneficial interest for Certificated Warrants by delivering a written request to the Registrar.

In such case, (A) the Depositary will deliver notice of such request to the Company and the Warrant Agent, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate amount of Warrants of such beneficial interest and the CUSIP of the relevant Global Warrant; (B) the Company will, in accordance with Section 2.02, promptly execute, and, upon receipt of an Authentication Order, the Warrant Agent, in accordance with Section 2.02, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Certificated Warrants registered in such owner’s name having an aggregate amount of Warrants equal to the aggregate amount of Warrants of such beneficial interest and bearing any legends that such Certificated Warrants are required to bear under Section 2.04, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the amount of Warrants represented by such Global Warrant to be decreased by the aggregate amount of Warrants of the beneficial interest so exchanged. If all of the beneficial interests in a Global Warrant are so exchanged, such Global Warrant will be deemed surrendered to the Warrant Agent for cancellation, and the Warrant Agent will cause such Global Warrant to be cancelled in accordance with the Applicable Procedures.

(d)          Transfer and Exchange of Certificated Warrants.

(i)          If Certificated Warrants are issued, a Warrantholder may transfer a Certificated Warrant by: (A) surrendering such Certificated Warrant for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Warrant Agent or the Registrar; (B) if such Certificated Warrant is a Restricted Warrant, delivering any documentation that the Company, the Warrant Agent or the Registrar reasonably require to ensure that such transfer complies with Section 2.04 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.04. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.02 will promptly execute and deliver to the Warrant Agent, and the Warrant Agent, upon receipt of an Authentication Order, will, in accordance with Section 2.02, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificated Warrants, of any authorized denominations, having like aggregate Number of Warrants and bearing any restrictive legends required by Section 2.04.

(ii)         If Certificated Warrants are issued, a Warrantholder may exchange a Certificated Warrant for other Certificated Warrants of any authorized denominations and Number of Warrants equal to the aggregate Number of Warrants to be exchanged by surrendering such Warrants, together with any endorsements or instruments of transfer required by any of the Company, the Warrant Agent or the Registrar, at any office or agency maintained by the Company for such purposes. Whenever a Warrantholder surrenders Warrants for exchange, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Warrant Agent, and the Warrant Agent, upon receipt of an Authentication Order, will, in accordance with Section 2.02, promptly authenticate and deliver the Warrants that such Warrantholder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Certificated Warrants are to bear under Section 2.04.

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(iii)        If Certificated Warrants are issued, a Warrantholder may transfer or exchange a Certificated Warrant for a beneficial interest in a Global Warrant by (A) surrendering such Certificated Warrant for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Warrant Agent or the Registrar, at any office or agency maintained by the Company for such purposes; (B) if such Certificated Warrant is a Restricted Warrant, delivering any documentation the Company, the Warrant Agent or the Registrar reasonably require to ensure that such transfer complies with Section 2.04 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.04; and (D) providing written instructions to the Warrant Agent to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Warrant to reflect an increase in the aggregate Number of Warrants represented by such Global Warrant, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Warrant Agent will cancel such Certificated Warrant and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Number of Warrants represented by such Global Warrant to be increased by the aggregate Number of Warrants of such Certificated Warrant, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Warrantholder in an amount equal to the aggregate Number of Warrants of such Certificated Warrant. If no Global Warrants are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Warrant Agent, and the Warrant Agent, upon receipt of an Authentication Order, will, in accordance with Section 2.02, authenticate, a new Global Warrant in the appropriate aggregate Number of Warrants.

Section 2.09.         Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 5.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company, upon the Company’s written request or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

Section 2.10.         CUSIP Numbers. In issuing the Warrants, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrants, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Warrant Agent of any change in the “CUSIP” numbers.

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ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01.         Exercise of Warrants. At any time prior to 5:00 p.m., New York City time, on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised.

Section 3.02.         Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes as set forth in Section 6.01(b), or (ii) in the case of a Global Warrant, the Warrantholder must comply with the procedures established by the Depositary for the exercise of Warrants.

(b)          The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day, unless that Trading Day falls after the Expiration Date, in which case the Exercise Date shall be the immediately preceding Trading Day.

Section 3.03.         Settlement of Warrants. (a) Full Physical Settlement shall apply to each Warrant unless the Warrantholder elects for Net Share Settlement to apply upon exercise of such Warrant. Such election shall be made (i) in the case of a Certificated Warrant, in the Exercise Notice for such Warrant, or (ii) in the case of a Global Warrant, in accordance with the procedures established by the Depositary for the exercise of Warrants.

(b)          If Full Physical Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, (i) the Warrantholder shall pay the Exercise Price (determined as of such Exercise Date) prior to 11:00 a.m., New York City time, on the Settlement Date for such Warrant, by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent (provided, however, that if the Warrantholder shall pay the Exercise Price after 11:00., New York City time, on the scheduled Settlement Date, then the Settlement Date shall thereafter be deemed to be, for purposes of clause (ii) of this Section 3.03(b), the first Trading Day following completion of such payment), and (ii) on the Settlement Date, following receipt by the Warrant Agent of such Exercise Price, the Company shall cause to be delivered to the Warrantholder one share of Common Stock (the “Full Physical Share Amount”), together with Cash in respect of any fractional Warrant as provided in Section 3.05. All funds received by the Warrant Agent upon exercise of such Warrant shall be deposited by the Warrant Agent for the account of the Company in accordance with the instructions set forth on Annex A to this Warrant Agreement (which may be updated from time to time by mutual agreement between the Company and the Warrant Agent) or in accordance with such other instructions as may be otherwise agreed in writing between the Company and the Warrant Agent (subject to the Warrant Agent’s customary procedures).

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(c)          If Net Share Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the Net Share Settlement Price as of the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (ii) such Net Share Settlement Price, together with Cash in respect of any fractional shares or fractional Warrants as provided in Section 3.05.

Section 3.04.         Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to an exercising Warrantholder pursuant to Section 3.03(b) or Section 3.03(c), as the case may be, the Warrant Agent shall:

(i)          (A) inform the Company of the number of Warrants which the Warrantholder desires to exercise and (A) if such shares of Common Stock are in book-entry form at the Depositary, the Company shall (or shall cause the Transfer Agent to) deliver Common Stock to which the Warrantholder is entitled by electronic transfer (with the assistance of the Company and the Transfer Agent, if necessary) to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (B) if such shares of Common Stock are not in book-entry form at the Depositary, the Company shall (or cause the Transfer Agent to) deliver to or upon the order of such Warrantholder a certificate or certificates, in each case with legends thereon as appropriate (as determined by the Company) and for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(ii)         deliver Cash from the Company to such Warrantholder in respect of any fractional shares as provided in Section 3.05; and

(iii)        if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, deliver a new Warrant Certificate, including any applicable legends required by this Warrant Agreement, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b)          Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date or, in the case of a Warrant subject to Full Physical Settlement only, the date of payment by the Warrantholder of the Exercise Price in accordance with Section 3.03(b), if later. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

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(c)          Each share certificate representing Common Stock issued upon conversion of the Warrants that are Restricted Warrants shall bear the Restricted Stock Legend as set forth in Section 2.04.

(d)          Promptly after the Warrant Agent shall have taken the action required above (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised (including, without limitation, with respect to any Exercise Price paid to the Warrant Agent). The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share or fractional Warrant upon such exercise in accordance with Section 3.05 hereof.

(e)          The Company shall, or shall cause the Transfer Agent to, deliver any shares of Common Stock required to be delivered by the Company in accordance with Section 3.04(a)(i) or pursuant to a Net Share Settlement by no later than the third Trading Day following the related Exercise Date. The Company acknowledges and agrees that the timely delivery of Common Stock in accordance with this Section 3.04(e) is a material term of this Warrant Agreement.

Section 3.05.         No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b)          If any fraction of a Warrant shall be exercised hereunder, the Company shall pay the relevant Warrantholder Cash in lieu of the corresponding fraction of a share of Common Stock valued at the Net Share Settlement Price as of the Exercise Date. However, if more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants (including any fractional Warrants) so exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrant or Warrants (including any fractional Warrants), the Company shall pay the Warrantholder Cash in lieu of such fractional shares valued at the Net Share Settlement Price as of the Exercise Date.

(c)          Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.06.         Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants. The Company agrees that it will not, and will not permit its Subsidiaries to, resell any Warrants that they reacquire, if any.

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Section 3.07.         Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount and the Full Physical Share Amount.

(b)          Any Cash to be paid, or Common Stock to be delivered, to the Warrantholders hereunder shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders.

(c)          The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or other consideration that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other consideration, or to comply with any of the covenants of the Company contained in this Article 3.

Section 3.08.         Exchange Cap. (a) Notwithstanding anything to the contrary in this Warrant Agreement or in the Warrants, the Company shall not be obligated to issue shares of Common Stock upon exercise of the Notes hereunder, and shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described hereunder, to the extent (and only to the extent) the issuance of such shares of Common Stock, would exceed that aggregate number of shares of Common Stock which the Company may issue, in the aggregate, pursuant to the terms of all Warrants and the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains and delivers written notice to the Warrant Agent of (A) the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise pursuant to the terms of the Indenture and this Warrant Agreement in excess of such amount or (B) a written confirmation from the Principal Market that such approval is not required. Until such approval or such written confirmation is obtained, no Warrantholder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Warrants or any of the Notes or otherwise pursuant to the terms of the Note or this Warrant Agreement, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (A) the aggregate number of shares of Common Stock underlying the Notes and Warrants initially purchased by such Holder from the Initial Purchaser on, and determined as of, the Closing Date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the Closing Date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of Common Stock underlying the all Notes and all Warrants initially purchased by all Holders from the Initial Purchaser on, and determined as of, the Closing Date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the Closing Date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each Warrantholder, the “Exchange Cap Allocation”). In the event that any Warrantholder shall sell or otherwise transfer any of such Warrantholders Warrants, the transferee shall be allocated a pro rata portion of such Warrantholder’s Exchange Cap Allocation based on the relative number of underlying shares determined as of the Closing Date with respect to such portion of such Warrants and any Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such holder’s Notes and exercise in full of such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the shares of Common Stock then underlying the Notes and Warrants held by each such holders of Notes and Warrantholders at such time.

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(b)          In the event that the Company is prohibited from issuing shares of Common Stock pursuant to Section 3.08(a) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such shares of Common Stock at a price equal to the sum of the product of (x) such number of Exchange Cap Shares and (y) the simple average of the Daily VWAP for Common Stock for the ten consecutive VWAP Trading Days ending on and included the VWAP Trading Day immediately prior to the Exercise Date (the “Exchange Cap Share Cancellation Amount”); provided, that no Exchange Cap Share Cancellation Amount shall be due and payable to the Warrantholder to the extent that (x) on or prior to the applicable Warrant Share Delivery Date, the Exchange Cap Allocation of a Warrantholder is increased (whether by assignment by a holder of Notes and/or Warrants or all, or any portion, of such holder's Exchange Cap Allocation or otherwise) (an “Exchange Cap Allocation Increase”) and (y) after giving effect to such Exchange Cap Allocation Increase, the Company delivers the applicable Exchange Cap Shares to the Warrantholder (or its designee) on or prior to the applicable Warrant Share Delivery Date. For the avoidance of any doubt, the term Warrantholder includes any beneficial interest holder in the case of any Notes represented by a Global Note and any Warrants represented by a Global Warrant where such instruments are registered in the name of a Depositary or a nominee thereof. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES IT WILL NOT CONVERT OR EXERCISE THE NOTES OR WARRANTS IN CONTRAVENTION OF THIS PARAGRAPH.

Section 3.09.         Beneficial Ownership Limitation on Exercises. (a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any Warrant, and no Warrantholder shall have the right to exercise any Warrant, and any such exercise shall be null and void and treated as if never made, and the Company shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described hereunder, to the extent that after giving effect to such exercise, the Warrantholder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Warrantholder and the other Attribution Parties shall include the number of shares of Common Stock held by the Warrantholder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrantholder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any Notes or any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Warrantholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.09. For purposes of this Section 3.09, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

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(b)          For purposes of determining the number of outstanding shares of Common Stock the Warrantholder may acquire upon the exercise of a Warrant without exceeding the Maximum Percentage, such Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, or (y) any other written notice by the Company, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Warrantholder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Warrantholder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Warrantholder’s beneficial ownership, as determined pursuant to this Section 3.09, to exceed the Maximum Percentage, the Warrantholder must notify the Company of a reduced number of shares of Common Stock to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Warrantholder any exercise price paid by the Warrantholder for the Reduction Shares. For any reason at any time, upon the written or oral request of a Warrantholder the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Warrants and Notes, by the Warrantholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Warrantholder upon exercise of a Warrant results in the Warrantholder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Warrantholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Warrantholder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Warrantholder the Exercise Price paid by the Warrantholder for the Excess Shares.

(c)          Upon delivery of a written notice to the Company, a Warrantholder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Warrantholder and the other Attribution Parties and not to any other Warrantholder that is not an Attribution Party of the Warrantholder delivering such notice.

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(d)          For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of any Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Warrantholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this Section 3.09 shall have any effect on the applicability of the provisions of Section 3.09 with respect to any subsequent determination of exercisability. The provisions of Section 3.09 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.09 to the extent necessary to correct this Section 3.09 or any portion of Section 3.09 which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.09 or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e)          For the avoidance of any doubt, the term Warrantholder for the purposes of this Section 3.09 includes any beneficial interest holder in the case of any Warrants represented by a Global Warrant where such instrument is registered in the name of a Depositary or a nominee thereof.

(f)          The limitation contained in Section 3.09 may not be waived and shall apply to any successor holders of each Warrant.

(g)          The Warrant Agent shall have no obligation to monitor the Company and each Warrantholder’s compliance with this Section 3.09.

ARTICLE 4

ADJUSTMENTS; FUNDAMENTAL TRANSACTION

Section 4.01.         Adjustments to Exercise Price. The Exercise Price for the Warrants then remaining outstanding and unexercised shall be subject to adjustment (without duplication) upon the occurrence of any of the following events; provided, in no case under this Section 4.01 will the Exercise Price be reduced to a price that would result in shares of Common Stock being issued below the par value per share of Common Stock thereof:

(a)          The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 x	OS0
OS1

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where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b)          The dividend or distribution to all holders of Common Stock of (i) shares of the Company’s Capital Stock (other than Common Stock), (ii) evidences of the Company’s indebtedness, (iii) rights or warrants to purchase the Company’s securities or the Company’s assets or (iv) property or Cash (excluding any ordinary cash dividends declared by the Board of Directors and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), in which event the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x	SP0 - FMV
SP0

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the Current Market Price; and

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FMV =	the fair market value (as determined in good faith by the Board of Directors), on the Record Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of Cash (other than in the case of ordinary cash dividends declared by the Board of Directors) expressed as an amount per share of outstanding Common Stock.

Such decrease shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (b) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the Nasdaq Capital Market or any other national securities exchange or market, then the Exercise Price will instead be adjusted based on the following formula:

EP1 = EP0 x	MP0
MP0 + FMV0

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

FMV0=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution; and

MP0=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution.

Such decrease shall become effective immediately after the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

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(c)          If the Company issues or sells shares of Common Stock (including shares of Common Stock deemed to be issued pursuant to the fourth paragraph of this Section 4.01(c)) in a Qualified Financing at a price per share less than the applicable Exercise Price on the Trading Day immediately preceding such issuance or sale, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x	(OS0 + Y)
(OS0 + X)

where,

EP0=	the Exercise Price in effect immediately prior to the Open of Business on the date of such issuance or sale (or deemed issuance);

EP1=	the Exercise Price in effect immediately after the Open of Business on the date of such issuance or sale (or deemed issuance);

OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the date of such issuance or sale (or deemed issuance);

X =	the total number of shares of Common Stock issued or sold (or deemed issued) on such date; and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate purchase price of the shares of Common Stock issued or sold (or deemed issued) and (B) the Exercise Price of the Warrants on the Trading Day immediately preceding such issuance or sale (or deemed issuance).

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to the Open of Business on the date of such issuance or sale shall be calculated on a fully diluted basis, as if all then outstanding options, warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

Any adjustment made pursuant to this Section 4.01(c) shall become effective immediately following the Open of Business on the date of such issuance or sale. If Section 4.01(a) or (b) applies to any distribution of shares of Common Stock or Notes, this Section 4.01(c) shall not apply to such distribution. In no event shall the Exercise Price be increased pursuant to this Section 4.01(c).

In the event the Company at any time or from time to time after the Closing Date shall issue any options or convertible securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, shall be deemed to be shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the Close of Business on such record date provided, however, that in any such case in which shares of Common Stock are deemed to be issued no further adjustments to the Exercise Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such options or conversion or exchange of such convertible securities. The consideration per share received by the Company for shares of Common Stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities shall be determined by dividing:

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(1)	the total amount, if any, received or receivable by the Company as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

(2)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the Exercise Price of the Warrants pursuant to this subsection 4.01(c), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such option or convertible security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the Exercise Price of the Warrants computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security; provided, however, that any adjustments to the Exercise Price pursuant to this paragraph shall not be effective with respect to any Warrants that have been exercised prior to the date of any of the actions described in this paragraph.

(d)          For the purposes of Section 4.01(a), (b) and (c), any dividend or distribution to which Section 4.01(b) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 4.01(b) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 4.01(b) that begins with the word “excluding”)) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 4.01 with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

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(e)          Prior to September 28, 2017, the Company shall not in any manner issue or sell or enter into any agreement to issue or sell, any Common Stock, options, warrants or convertible securities, after the Closing Date, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and also exclusive of such formulations reflecting customary price-based anti-dilution provisions. For avoidance of doubt, the Company’s obligations to adjust the Exercise Price pursuant to the terms of this Section 4.01 shall not be prohibited by this Section 4.01(e).

Section 4.02.         Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 4.01, the Number of Warrants for each Warrant Certificate will be adjusted such that the Number of Warrants for each such Warrant Certificate in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants for each such Warrant Certificate in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 4.03.         Certain Distributions of Rights and Warrants; Stockholder Rights Plan. (a) Rights or warrants distributed by the Company to all holders of Common Stock (including under any Stockholder Rights Plan in existence on the date hereof or hereafter put into effect) entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i)	are deemed to be transferred with such shares of Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants for each Warrant Certificate shall be made under this Article 4 (subject in all respects to Section 4.03(d)).

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(c)          If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.03(d)).

(d)          In addition, except as set forth in Section 4.03(d), in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants for each Warrant Certificate under Article 4 was made (including any adjustment contemplated in Section 4.03(d)):

(i)          in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii)         in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted as if such rights and warrants had not been issued.

(e)          If a Company stockholders rights plan under which any rights are issued provides that each share of Common Stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, prior to the separation of such rights from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall not be adjusted pursuant to Section 4.01. If, however, prior to any exercise of a Warrant, such rights have separated from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be adjusted at the time of separation as if the Company dividended or distributed to all holders of Common Stock, the Company’s Capital Stock, evidences of the Company’s indebtedness, certain rights or warrants to purchase the Company’s securities or other of the Company’s assets as described in Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.04.         No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

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Section 4.05.         Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the Nasdaq Capital Market, decrease the Exercise Price and/or increase the Number of Warrants for each Warrant Certificate by any amount for any period of at least 20 days. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Warrants for each Warrant Certificate and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants for each Warrant Certificate, in addition to those set forth in this Article 4, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 4.06.         Restrictions on Adjustments. (a) Except in accordance with Section 4.01, the Exercise Price and the Number of Warrants for any Warrant Certificate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

(b)          Neither the Exercise Price nor the Number of Warrants for any Warrant Certificate will be adjusted:

(i)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)         for a change in the par value of the Common Stock.

(c)          In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Warrants for any Warrant Certificate to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d)          No adjustment shall be made to the Exercise Price or the Number of Warrants for any Warrant Certificate for any of the transactions described in Section 4.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e)          No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants for any Warrant Certificate, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that, any adjustments that are less than 1% of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) annually, on each anniversary of the Closing Date, (ii) immediately prior to the time of any exercise, and (iii) five Business Days prior to the Expiration Date, unless, in each case, such adjustment has already been made.

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(f)          If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants for any Warrant Certificate then in effect shall be required by reason of the taking of such record.

Section 4.07.         Deferral of Adjustments. In any case in which Section 4.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event or (b) the effective date (in the case of a subdivision or combination of the Common Stock) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Warrants for each Warrant Certificate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock or fractional Warrant pursuant to Section 3.05. For the purposes of this Section 4.07, the term “Adjustment Event” shall mean in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event.

Section 4.08.         Consolidation, Merger and Sale of Assets.

(b)          Subject to Section 4.09, the Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

(i)          the Company complies with, or the Company causing the successor to assume all of the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii)         the Company provides written notice of such assumption to the Warrant Agent.

(c)          In case of any such consolidation, merger, sale, lease or other transfer that does not constitute a Fundamental Transaction and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity (the “Successor Entity”) shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such Successor Entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such Successor Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the Officers of the Company to the Warrant Agent for authentication, and any Warrants which such Successor Entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

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Section 4.09.         Fundamental Transaction. (a) If, at any time while any Warrants remain outstanding and unexercised any of the following occur: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s Subsidiaries or the Company’s or the Company’s Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors; (ii) the consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of Common Stock entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of Common Stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not, in either case, be a Fundamental Transaction (provided, however, that if a transaction occurs that constitutes a Fundamental Transaction under both clause (i) and clause (ii) above, such transaction will be treated solely as a Fundamental Transaction under clause (ii) above) or (iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (each under clause (i) through (iii), a “Fundamental Transaction”), then, and in such event only if such Fundamental Transaction is consummated and in full satisfaction of any and all amounts otherwise payable upon exercise of such unexercised Warrant, the Company or the Successor Entity (as the case may be) shall be obligated to redeem, and the Warrantholder shall have the right to receive, an amount equal to the Black Scholes Value of such unexercised Warrant less the Exercise Price. Payment of such amounts shall be made by the Company or such Successor Entity (or at their direction) to the Warrantholder on or prior to the third Business Day after the later to occur of (x) the date of the consummation of such Fundamental Transaction or (y) the date that the Black Scholes Value has been determined in accordance with the terms of this Warrant Agreement (but in no event later than ten Business Days after the date of the consummation of such Fundamental Transaction.

(b)          Nothing in Section 3.09(a) shall limit the right of a Warrantholder to exercise (together with the payment of the Exercise Price or by means of a Net Share Settlement) any Warrant in connection with, and contingent upon, such Fundamental Transaction and to receive the consideration payable to holders of the Common Stock in lieu of not exercising such Warrant and receiving the Black Scholes Value for such Warrant. In furtherance of the foregoing, the Company shall ensure that if holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrantholder, if such Warrantholder does timely exercise a Warrant on or prior to the closing of such Fundamental Transaction shall be given the same choice as to the consideration available to holders of Common Stock, subject to the same terms and conditions, if any, otherwise applicable to holders of Common Stock.

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(c)          The Company shall provide each Warrantholder and the Warrant Agent with written notice of any Fundamental Transaction no later than 20 days prior to the anticipated closing date of such Fundamental Transaction.

(d)          The Company shall cause any Successor Entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Section 4.09.

Section 4.10.         Common Stock Outstanding. For the purposes of this Article 4, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.11.         Covenant to Reserve Shares for Issuance on Exercise. (a) So long as any Warrants remain outstanding, the Company shall at all times keep reserved for issuance under such Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under such Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4.11 be reduced other than proportionally in connection with any exercise or redemption of any Warrants or such other event covered by Section 4.01. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Warrantholders of the Warrants based on number of shares of Common Stock issuable upon exercise of Warrants held by each Warrantholder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Warrantholder shall sell or otherwise transfer any of such Warrantholder’s Warrants, each transferee shall be allocated a pro rata portion of such Warrantholder’s Authorized Share Allocation.

(b)          If, notwithstanding Section 4.11(a), and not in limitation thereof, at any time while any Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then (i) the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding and (ii), without limiting clause (i), upon any exercise of a Warrant to the extent as would be limited as to the issuance of Common Stock due to the Authorized Share Failure, the Company shall, in addition to a settlement of the Warrant in Common Stock to the extent not limited by an Authorized Share Failure, pay, within three (3) Business Days of the Exercise Date, an amount of Cash in exchange for the cancellation of such Warrants for shares of Common Stock that cannot be issued to the Warrantholder due to the Authorized Share Failure at a price equal to the sum of the product of (x) such number of Common Stock that cannot be issued due to the Authorized Share Failure and (y) the simple average of the Daily VWAP for Common Stock for the ten consecutive VWAP Trading Days ending on and included the VWAP Trading Day immediately prior to the Exercise Date net of the related Exercise Price for such related shares of Common Stock that would have otherwise been issued (as may be adjusted to give effect for any related Net Share Settlement in lieu of a full exercise of such Warrant). Without limiting the generality of the foregoing clause (i), as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholder that they approve such proposal.

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(c)          The Company agrees to authorize and direct its Transfer Agent to reserve for issuance the number of shares of Common Stock specified in this Section 4.11. The Company shall instruct the Transfer Agent to deliver to the Warrant Agent, upon written request from the Warrant Agent substantially in the form of Exhibit F (or as separately agreed between the Warrant Agent and the Transfer Agent), stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company shall pay to the Warrant Agent, as agent for the Warrantholders, any Cash that may be payable as provided in this Article 4. Promptly after the date of expiration of Warrants and upon written request of the Company, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

Section 4.12.         Calculations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Current Market Price, the Closing Sale Price, the Net Share Settlement Price, the Exercise Price, the Number of Warrants for each Warrant Certificate and the number of shares of Common Stock or other consideration, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 4.13.         Notice of Adjustments. Whenever the Exercise Price or the Number of Warrants for each Warrant Certificate is adjusted, the Company shall promptly mail to Warrantholders in accordance with Section 6.15 a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

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Section 4.14.         Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Warrants for each Warrant Certificate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4.

Section 4.15.         Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the adjusted Number of Warrants for such Warrant Certificates) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 5.01.         No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issued upon settlement of the Warrants.

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Section 5.02.         Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company and the Warrant Agent) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company and the Warrant Agent may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 5.03.         Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any respect.

(b)          Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing at least two-thirds of the aggregate Number of Warrants at the time outstanding.

(c)          However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i)          change the Expiration Date;

(ii)         increase the Exercise Price or decrease the Number of Warrants (except as explicitly set forth in Article 4);

(iii)        impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv)        impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the Full Physical Share Amount or the Net Share Amount, as applicable;

(v)         deprive any Warrantholder of any economic rights that are expressly provided pursuant to this Warrant Agreement; or

(vi)        reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement.

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Prior to executing any such amendment, the Warrant Agent shall receive an Officers’ Certificate and opinion of counsel stating that such amendment is permitted or authorized by this Warrant Agreement.

(d)          In addition, Section 3.08(a) may not, regardless of the consent of any Warrantholders or the Company, be amended or waived in any respect unless (A) the amendment provisions of this Section 5.03 as to non-enumerated amendments is complied with and (B) the Company receives an approval from the Nasdaq Stock Market, delivered to the Warrant Agent, confirming that such amendment or waiver would not result in a violation of Rule 5635 of the Nasdaq Stock Market or if applicable any equivalent rule of any other Principal Market.

(e)          In addition, Sections 3.09(a) through (f) may not be amended or waived by any party hereunder, regardless of the consent of any Warrantholders or the Company.

ARTICLE 6

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 6.01.         Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b)          The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.02.         Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

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(b)          The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(c)          Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and the Transfer Agent. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)          Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(e)          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

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Section 6.03.         Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement. The agreements of the Company in this Section 6.03 shall survive any termination of this Warrant Agreement or the earlier resignation or removal of the Warrant Agent.

Section 6.04.         Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 6.05.         Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Warrant Agent; and such Officers’ Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 6.06.         Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

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Section 6.07.         Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 6.08.         Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

Section 6.09.         Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence or willful misconduct, as determined by a final, nonappealable order of a court of competent jurisdiction. The Warrant Agent is entering into this Warrant Agreement solely as an agent to the Company, and nothing herein shall create a fiduciary duty of the Warrant Agent to either the Company or the Warrantholders. The agreements of the Company in this Section 6.09 shall survive termination of this Warrant Agreement or the earlier resignation or removal of the Warrant Agent.

Section 6.10.         Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

Section 6.11.         Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

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Section 6.12.         Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction. In no event shall the Warrant Agent be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.13.         Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.14.         Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 6.15.         Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 6.16.         Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if either (a) emailed to the following email address without a “bounce back” or rejection notice having been received, with the subject line stating in substance “FORMAL NOTICE UNDER DIGITAL TURBINE WARRANT AGREEMENT” or (b) sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Digital Turbine, Inc.

1300 Guadalupe, Street, Suite 302

Austin, TX 78701

Attention: Chief Financial Officer

Telephone: (512) 387-7717

Facsimile: (737) 210-8855

Email: indentureandwarrantnotices@digitalturbine.com

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With a copy (that shall not constitute notice) to:

Manatt, Phelps & Phillips, LLP

11355 W. Olympic Blvd

Los Angeles, CA 90064

Attention: Ben Orlanski, Esq.

Telephone: (310) 312-4000

Facsimile: (310) 312-4224

Email: BOrlanski@manatt.com

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough, Vice President

Re: Digital Turbine Warrant Agreement

Fax: (213) 615-6197

Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register.

Section 6.17.         Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

Section 6.18.         Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

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Section 6.19.         Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.20.         Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor warrant agent). The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 6.21.         Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.22.         Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Warrant Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Warrant Agreement as to the parties hereto and may be used in lieu of the original Warrant Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[ remainder of page intentionally left blank ]

45

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

Digital Turbine, Inc.

By:
Name:
Title:

U.S. Bank National Association, as Warrant Agent

By:
Name:
Title:

SIGNATURE PAGE TO WARRANT AGREEMENT

46

ANNEX A

COMPANY WIRE INSTRUCTIONS

[ see attached ]

Annex A- 1

EXHIBIT A

FORM OF RESTRICTIVE LEGEND FOR WARRANTS

THIS SECURITY AND THE SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(a)	TO DIGITAL TURBINE OR ANY SUBSIDIARY THEREOF, OR

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(d)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

A-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(d) ABOVE, DIGITAL TURBINE AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-2

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK

THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(a)	TO DIGITAL TURBINE OR ANY SUBSIDIARY THEREOF, OR

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(d)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(d) ABOVE, DIGITAL TURBINE AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B - 1

EXHIBIT C

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO Digital Turbine, Inc. (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

C - 1

EXHIBIT D

FORM OF WARRANT CERTIFICATE

[FACE]

No. ______

CUSIP No. ___________

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO Digital Turbine, Inc. (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

THIS SECURITY AND THE SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

1 For Warrant Certificate for Global Warrant only.

2 For Warrant Certificate for Global Warrant only

D - 1

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(a)	TO DIGITAL TURBINE OR ANY SUBSIDIARY THEREOF, OR

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(d)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(d) ABOVE, DIGITAL TURBINE AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D - 2

Digital Turbine, Inc.

[Designation of Warrants]

NUMBER OF WARRANTS: Initially, [•] Warrants, subject to adjustment as described in the Warrant Agreement dated as of September 28, 2016 between Digital Turbine, Inc. and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one share of Common Stock.

EXERCISE PRICE: Initially, $1.364 per Warrant, subject to adjustment as described in the Warrant Agreement (the “Exercise Price”).

FORM OF PAYMENT OF EXERCISE PRICE: Cash; provided, however, that the Warrantholder shall be entitled to elect a Net Share Settlement method of exercise (in lieu of a Full Physical Settlement for Cash).

LIMITATIONS ON EXERCISE: Any exercise of a Warrant shall be subject to the limitations on the maximum number of shares of Common Stock that may be issued by the Company and the beneficial ownership limitations applicable to the Warrantholder set forth in Sections 3.08 and 3.09, respectively, of the Warrant Agreement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, at the Warrantholder’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one share of Common Stock per Warrant exercised, together with Cash in lieu of any fractional Warrants, or (b) without any Cash payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: September 23, 2020 (“Expiration Date”).

This Warrant Certificate certifies that _______________________________, or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,] (such number subject to adjustment from time to time as described in the Warrant Agreement).

D - 3

In connection with the exercise of any Warrants, (a) the Company shall determine the Full Physical Share Amount or Net Share Amount, as applicable, for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of Shares of Common Stock equal to the relevant Full Physical Share Amount or Net Share Amount, as applicable, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Digital Turbine, Inc. has caused this instrument to be duly executed.

Dated: __________________

Digital Turbine, Inc.

By:
Name:
Title:

Attest

By:
[Secretary][Assistant Secretary]

Countersigned as of the date above written:

U.S. Bank National Association, as Warrant Agent

By:
Authorized Officer

D - 4

[FORM OF REVERSE OF WARRANT CERTIFICATE]

Digital Turbine, Inc.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of September 28, 2016 (the “Warrant Agreement”), between the Company and U.S. Bank National Association (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

D - 5

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough, Vice President

Re: Digital Turbine Warrant Agreement

Fax: (213) 615-6197

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises ________________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.

The Registered Warrantholder hereby either:

elects for Full Physical Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement and confirms that it will, prior to 11:00 a.m., New York City time, on the Settlement Date, pay an amount equal to the Exercise Price (determined as of the relevant Exercise Date), multiplied by the number of Exercised Warrants, by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent and notified to the Registered Warrantholder as required under Section 3.03(b) of the Warrant Agreement; or

elects for Net Share Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a)          deliver the Full Physical Share Amount or Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

___________________________________________________; and

(b)          if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

___________________________________________________

D - 6

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

D - 7

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is _______________. In accordance with the Warrant Agreement dated as of September 28, 2016 among the Company and U.S. Bank National Association, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

D - 8

FORM OF ASSIGNMENT AND TRANSFER

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

D - 9

Date: __________________

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

D - 10

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER RESTRICTIONS

In connection with the sale, assignment and transfer of ______________ Warrants by __________________________________ unto _______________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned confirms that such Warrants are being transferred:

To Digital Turbine, Inc. (the “Issuer”) or any Subsidiaries thereof; or

Pursuant to a registration statement that has become effective under the Securities Act; or

Pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with the third box above, the Issuer and the Warrant Agent reserve the right to require the delivery of such legal opinion, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof.

Date: [_____________]

[Insert name of transferee]

By:
Name:
Title:

E - 1

EXHIBIT F

FORM OF COMMON STOCK REQUISITION ORDER

[Date]

Via Facsimile [_________]

Digital Turbine, Inc.

1300 Guadalupe, Street, Suite 302

Austin, TX 78701

Attention: Chief Financial Officer

Re:	DWAC Issuance

Control No. _______________

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of Warrants under the Warrant Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:
Original Issue or
Transfer from Treasury Account
Broker Name:
Broker’s DTC Number:
Contact and Phone:

F - 1

The Broker will initiate the DWAC transaction on (date).

Sincerely,

U.S. Bank National Association,
as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number] Broker

F - 2

EXHIBIT G

FORM OF FREE TRANSFERABILITY CERTIFICATE

Officers’ Certificate

[NAME OF OFFICER], the [TITLE] of Digital Turbine, Inc., a Delaware corporation (the “Company”) and [NAME OF OFFICER], the [TITLE] of the Company do hereby certify, in connection with the sale of $● of the Company’s 8.75% Convertible Senior Notes due 2020 (the “Notes”) pursuant to the terms of the Indenture, dated as of September ●, 2016 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company and U.S. Bank, National Association (the “Trustee” or “Warrant Agent”), each purchaser of Notes will receive warrants (the “Warrants”) to purchase ● shares of our Common Stock for each $1,000 in Notes purchased, or up to ● warrants pursuant to the terms of the Warrant Agreement, dated as of September ●, 2016 (as may be amended or supplemented from time to time, the “Warrant Agreement”), by and among the Company and the Warrant Agent, and that:

1. The undersigned are permitted to sign this “Officers’ Certificate” on behalf of the Company.

2. The undersigned have read, and thoroughly examined, the Warrant Agreement and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned have made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Warrants Legend described herein as provided for in the Indenture have been complied with.

4. All conditions precedent described herein as provided for in the Warrant Agreement have been complied with.

5. The Warrants have become Freely Tradable.

In accordance with Section 3.07 of the Warrant Agreement, the Company hereby instructs you as follows:

1. To take those actions necessary so that the Restricted Warrants Legend and set forth on the Restricted Warrants shall be deemed removed from the Global Warrants in accordance with the terms and conditions of the Warrants and as provided in the Warrant Agreement, without further action on the part of the Warrantholders.

2. To take those actions necessary so that the restricted CUSIP number for the Warrants shall be removed from the Global Warrants and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 25400W 128, in accordance with the terms and conditions of the Global Warrants and as provided in the Warrant Agreement, without further action on the part of the Warrantholders.

G - 1

IN WITNESS WHEREOF, we have signed this certificate as of [            ].

DIGITAL TURBINE, INC.,

By:
Name:
Title:

G - 2